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                                                                   EXHIBIT 23.10

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated August 25, 1998, on the financial statements of Goss Electric Company, Inc. included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                   Wear, Howell, Strickland & Quinn, L.L.C.

                                   /s/ WEAR, HOWELL, STRICKLAND & QUINN, L.L.C.

Decatur, Alabama
September 11, 1998